                                                                     EXHIBIT 4.3


                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

Borealis Technology Corporation
4070 Silver Sage Drive
Carson City, NV  89701

Ladies and Gentlemen:

      The undersigned (the "Purchaser"), hereby confirms its agreement with you as follows:

      1. This Preferred Stock and Warrant Purchase Agreement (the "Agreement") is made as of the date set forth below between Borealis Technology Corporation, a Delaware corporation (the "Company"), and the Purchaser.

      2. The Company has authorized the sale and issuance of shares of its Series A Preferred Stock up to an amount whose aggregate purchase price shall not exceed $10,000,000 (the "Shares").

      3. The purchase price per Share (the "Price per Share") will be $1000.00. The Company and the Purchaser agree that the Purchaser will purchase and the Company will sell, at such Price per Share, the number of Shares whose aggregate purchase price equals the amount set forth below and a Warrant to purchase 50 shares of the Company's Common Stock for each Share purchased hereunder pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. Unless otherwise requested by the Purchaser, certificates representing the Shares purchased by the Purchaser will be registered in the Purchaser's name and address as set forth below.

      Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.


                                    --------------------------------------------
                                    PURCHASER

                                    By:
                                              ----------------------------------
                                    Title:
                                              ----------------------------------
                                    Address:
                                              ----------------------------------

                                    --------------------------------------------

                                    --------------------------------------------
                                    Tax ID No.:
                                               ---------------------------------
                                    Number of Shares Purchased:
                                                               -----------------
                                    Warrant Shares:
                                                   -----------------------------
                                    Aggregate Purchase Price
                                              (@$1000/Share):$
                                                              ------------------
AGREED AND ACCEPTED:


-----------------------------------
BOREALIS TECHNOLOGY CORPORATION

By:
       ----------------------------
Title:
       ----------------------------
Date:
       ----------------------------

                                     ANNEX I

                   TERMS AND CONDITIONS FOR PURCHASE OF SHARES

      1. Authorization and Sale of Shares and Warrants

      1.1 Authorization. The Company has authorized the sale and issuance of shares of its Series A Preferred Stock, $0.01 par value, up to an amount whose aggregate purchase price shall not exceed $10,000,000 (the "Shares") and warrants to purchase up to 500,000 Shares of Common Stock in the form attached hereto as Exhibit B (the "Warrants"), pursuant to the Preferred Stock and Warrant Purchase Agreement to which this Annex I is attached (the "Agreement").

      1.2 Filing of Certificate of Designations. Prior to the First Closing (as defined below), the Company will file with the Delaware Secretary of State an Amended and Restated Certificate of Designations (the "Certificate of Designations") designating the rights, preferences, restrictions and limitations of the Shares, in substantially the form attached hereto as Exhibit A.

      1.3 Sale of Shares and Warrants. Subject to the terms and conditions of the Agreement, the Company agrees to issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company the number of Shares set forth in the Agreement. In addition, each Purchaser shall receive a Warrant to purchase up to 50 Shares of Common Stock for each Share purchased hereunder. The Warrants shall be exercisable until September __, 2000 and shall have a purchase price of $1.50 per Share.

      2. Closing Dates; Delivery

      2.1 Closings. The first closing of the purchase and sale of the Shares and Warrants hereunder (the "First Closing") shall be held at a time and on a date reasonably designated by the Company at the offices of Wilson, Sonsini, Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California, or at such other place as shall be mutually agreed upon by the Company and the Purchasers purchasing a majority of the Shares at the First Closing. The Company may at its option schedule additional closings of the purchase and sale of up to the balance of the Shares not sold at the First Closing (the "Subsequent Closings," each, together with the First Closing, referred to herein as a "Closing") on such date or dates as the Company may determine.

      2.2 Delivery. At each Closing, the Company will deliver to each Purchaser certificates, registered in the Purchaser's name and address as shown in this Agreement, representing the number of Shares and the Warrants to be purchased by the Purchaser. Such delivery shall be against payment therefor by wire transfer of the aggregate purchase price of the Shares and Warrants set forth in the Agreement to an escrow account established by Wilson Sonsini Goodrich & Rosati, Professional Corporation, escrow agent for the Company (the "Escrow Agent"). All payments received by the Escrow Agent prior to each date of Closing (each a "Closing Date") shall be held in a trust account for the benefit of the Purchasers pending such Closing.

      3. Representations and Warranties of the Company

      The Company represents and warrants to the Purchasers as of the date of the Agreement as follows:

      3.1 Organization; Standing; Qualification to Do Business. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing is not reasonably likely to have a material adverse effect on the Company.

      3.2 Corporate Power; Authorization. The Company has all requisite corporate power and has taken all requisite corporate action to execute and deliver the Agreement, to sell and issue the Shares and to carry out and perform all of its obligations under the Agreement. The Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (a) as rights to indemnification and contribution hereunder may be limited by applicable law, equitable principles or public policy, (b) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (c) as limited by equitable principles generally. To the Company's knowledge, the execution and delivery of the Agreement does not, and the performance of the Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Shares by the Company will not materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under the Certificate of Incorporation or Bylaws of the Company.

      3.3 Issuance and Delivery of the Shares. The Shares, when issued in compliance with the provisions of the Agreement, and the shares of Common Stock issuable upon conversion of the Shares (the "Conversion Shares") and the Shares of Common Stock issuable upon exercise of the Warrants, when issued in compliance with the Agreement, the Warrant and the Certificate of Designations, will be validly issued, fully paid and nonassessable.

      3.4 Private Placement Offering Memorandum; SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the "SEC") under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the 12 months preceding the date of the Agreement. As of their respective filing dates, all documents filed by the Company with the SEC (the "SEC Documents") complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as applicable. The SEC Documents, when read together, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

      3.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal or state governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Agreement, except for (a) compliance with the securities and blue sky laws in the states in which Shares are offered and/or sold, (b) the filing of a registration statement and any amendments thereto with the SEC as contemplated by Section 7.1 of the Agreement and (c) the filing of the Certificate of Designations with the Delaware Secretary of State.

      3.6 No Material Adverse Change. Except as otherwise disclosed herein or in the Company's Private Placement Offering Memorandum prepared on or about August 20, 1998 (such Private Placement Offering Memorandum, including all exhibits thereto, being hereinafter referred to as the "Memorandum"), since August

20, 1998, there has not been (a) any changes in the assets, liabilities, financial condition, business prospects or operations of the Company which, individually and in the aggregate, have had a material adverse effect on the Company or (b) any declaration or payment of any dividend or other distribution of assets of the Company.

      3.7 Litigation. Except as set forth in the Memorandum or the SEC Documents, and except for matters relating to the Nasdaq SmallCap Market, there are no actions, suits, proceedings or investigations pending against the Company or any of its properties before or by any court or arbitrator or any governmental body, agency or official that (a) would reasonably be expected to have a material adverse effect on the Company and its subsidiaries considered as one enterprise or (b) would reasonably be expected to impair the ability of the Company to perform in any material respect its obligations under the Agreement.

      3.8 Private Placement. Assuming the accuracy of the representations and warranties of the Purchasers, and compliance by the Purchasers of all of their covenants and agreements contained in the Agreement, the offer, sale and issuance by the Company of the Shares to the Purchasers as contemplated in the Agreement constitute transactions exempt from the registration requirements of
Section 5 of the Securities Act.

      3.9 Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Shares in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

      3.10 Reservation of Stock Issuable Upon Conversion. The Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares upon the conversion of all outstanding Shares. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Shares, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. Should a conversion not be possible for 30 days because there are not enough shares authorized then the Company shall pay to the Purchaser as liquidated damages for such failure and not as a penalty, two (2%) percent of the Purchase Price of the then outstanding Shares for the first thirty (30) day period, and three (3%) percent of the Purchase Price of the then outstanding Shares for every thirty (30) days thereafter until the appropriate number of Shares has been authorized and reserved.

      4. Representations, Warranties and Covenants of the Purchasers

      Each Purchaser hereby severally represents and warrants, and covenants and agrees with, to the Company, as of the Closing Date, as follows:

      4.1 Authorization. Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver the Agreement, to purchase the Shares to be purchased by it and to carry out and perform all of its obligations under the Agreement. The Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as rights to indemnification and contribution hereunder may be limited by applicable law, equitable principles or public policy, (b) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (c) as limited by equitable principles generally.

      4.2 Investment Experience. RBB Bank represents and warrants that it does not buy any of the shares itself but only acts as investment advisor for more than 40 independent, accredited non US investors, who are the beneficial owners of the shares but whose identity cannot be disclosed due to Austrian bank secrecy laws. RBB Bank represents that no Investor will ever beneficially own more than 4.9% of the outstanding common shares of the Company. RBB Bank has the authority from each Investor to enter into this agreement and the term Investor shall always refer to the individual investor. RBB Bank does not have voting control or power of disposition over securities owned by the Investors and no Investor is an affiliate of another Investor. RBB Bank warrants that all investors are accredited investors as that term is defined in the Rule 501(a) under the Securities Act. RBB Bank is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. RBB Bank has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares.

      4.3 Investment Intent. RBB Bank represents and warrants for itself and each investor represented by RBB Bank that each such investor is purchasing the Shares for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Each such investor understands that its acquisition of the Shares has not been registered under the Securities Act or registered, qualified under any state securities law in reliance on specific exemptions therefrom and has not been registered or qualified under any foreign securities laws, which exemptions may depend upon, among other things, the bona fide nature of each such investor's investment intent as expressed herein. RBB Bank represents and warrants that each investor represented by RBB Bank has, in connection with its decision to purchase the number of Shares set forth in the Agreement, relied solely upon the representations and warranties of the Company contained herein. Each such investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or Conversion Shares except in compliance with the Securities Act and the rules and regulations promulgated thereunder.

      4.4 Registration or Exemption Requirements. Purchaser further acknowledges and understands that the Shares and the Conversion Shares may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. Purchaser understands that the certificates evidencing the Shares and the Conversion Shares will be imprinted with a legend that prohibits the transfer of the Shares or the Conversion Shares unless (a) such transaction is registered or such registration is not required, and (b) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act, and if the Company shall so request in writing, an opinion reasonably satisfactory to the Company of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

      4.5 Restriction on Sales, Short Sales and Hedging Transactions. Purchaser will not, prior to the effectiveness of the Registration Statement, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge, or grant any right with respect to (collectively, a "Disposition"), the Shares, the Conversion Shares or any other shares of the Common Stock of the Company, nor will Purchaser engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition of any such securities by the Purchaser or any other person or entity. Such prohibited hedging or other transactions would include without limitation effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any such securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from any such securities.

      4.6 No Legal, Tax or Investment Advice. Purchaser understands that nothing in the Memorandum, the Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

      5. Conditions to Closing of Purchasers

      Each Purchaser's obligation to purchase the Shares at the Closing is, at the option of such Purchaser, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

      5.1 Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

      5.2 Covenants. All covenants, agreements and conditions contained in the Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

      5.3 Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Shares.

      6. Conditions to Closing of Company

      The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

      6.1 Representations and Warranties. The representations and warranties made by each Purchaser in Section 4 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

      6.2 Covenants. All covenants, agreements and conditions contained in the Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

      6.3 Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Shares.

      7. Affirmative Covenants

      The Company and the Purchasers hereby respectively covenant and agree as follows:

      7.1 Registration Requirements.

            (a) The Company shall use its best efforts to file, within forty-five (45) days after the Closing Date, a registration statement on Form S-3 (or such other form as may be appropriate) with the SEC under the Securities Act (the "Registration Statement") to register the resale of the Conversion Shares (collectively, the "Registerable Securities"). The Company shall use its best efforts to cause the Registration Statement to be declared effective by the SEC within 105 days of the Closing Date. The number of shares designated in the Registration Statement or any amendment thereto, to be registered, shall be two hundred percent (200%) of the number of Securities that would be required if all the Registrable Securities were issued on the day before the filing of the Registration Statement, plus 100,000 shares of Common Stock.

            (b) The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each Purchaser shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Registerable Securities resold by such Purchaser. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Registerable Securities and all fees and disbursements of counsel for any Purchaser.

            (c) In connection with the registration effected by the Company pursuant to these registration provisions, the Company will use its commercially reasonable efforts to: (i) keep such registration effective until the earlier of
(A) the second anniversary of the First Closing, (B) such date as all of the Registerable Securities have been resold or (C) such time as all of the Registerable Securities held by the Purchasers can be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 promulgated thereunder ("Rule 144"); (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Purchaser from time to time may reasonably request; (iv) cause the Conversion Shares to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted; (v) provide a transfer agent and registrar for all securities registered pursuant to the Registration Statement; (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; and (vii) file the documents required of the Company and otherwise use its commercially reasonable efforts to maintain requisite blue sky clearance in (X) all jurisdictions in which any of the Shares are originally sold and (Y) all other states specified in writing by a Purchaser, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

            (d) In the event the Registration Statement to be filed by the Company pursuant to Section 7.1(a) above is not filed with the Commission within forty-five (45) days from the Closing Date and/or the Registration Statement is not declared effective by the Commission within one hundred five (105) days from the Closing, then the Company will pay Purchaser (pro rated on a daily basis), as liquidated damages for such failure and not as a penalty, two (2%) percent of the Purchase Price of the then outstanding Securities for the first thirty (30) day period that such filing and/or effectiveness is delayed, and three (3%) percent of the Purchase Price of the then outstanding Securities for every thirty (30) days thereafter until the Registration Statement has been filed and/or declared effective. Such payment of the liquidated damages shall be made to the Purchaser in cash,


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
immediately upon demand, provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section.

                  If the Company does not remit the damages to the Purchaser as set forth above, the Company will pay the Purchaser's reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. The registration of the Securities pursuant to this provision shall not affect or limit Purchaser's other rights or remedies as set forth in this Agreement.

            (e) During the effectiveness of the Registration Statement, the Company may require that Purchasers delay sales of any Registerable Securities pursuant to the Registration Statement for an period not to exceed sixty (60) days; provided, however, that in order to exercise this right, the Company must deliver a certificate in writing to the Purchaser to the effect that a delay in such sale is necessary because a sale pursuant to such Registration Statement in its then-current form would not be in the best interests of the Company and its shareholders due to disclosure obligations of the Company. Notwithstanding the foregoing, the Company shall not be entitled to exercise its right to delay a sale more than three (3) times in any calendar year. Each Purchaser hereby covenants and agrees that it will not sell any Registerable Securities pursuant to the Registration Statement during the periods the Registration Statement is withdrawn as set forth in this Section 7.1(d).

      7.2 Indemnification and Contribution.

            (a) The Company agrees to indemnify and hold harmless each Purchaser from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Purchaser may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact or omission to state a material fact in the Registration Statement on the effective date thereof, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will, as incurred, reimburse such Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) an untrue statement or omission in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 7.1(d), 8.3 or 8.4 hereof, or (iii) an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus, or supplement or amendment thereto, that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

            (b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) an untrue statement of a material fact or omission to state a material fact in the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 7.1(d), 8.3 or 8.4 hereof, or
(iii) an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus, or supplement or amendment thereto, that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser, and each Purchaser, severally and not jointly, will, as incurred, reimburse the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

            (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof.

            (d) If the indemnification provided for in this Section 7.2 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective sales of Registrable Securities to which such loss relates and not joint.

      8. Restrictions on Transferability of Shares and Conversion Shares; Compliance with Securities Act

      8.1 Restrictions on Transferability. The Shares and the Conversion Shares shall not be transferable in the absence of registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of the Agreement. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Shares and the Conversion Shares in order to enforce the foregoing restrictions.

      8.2 Restrictive Legend. Each certificate representing the Shares and the Conversion Shares shall bear substantially the following legends (in addition to any legends required under applicable state securities laws):

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      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR
      INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

      8.3 Transfer of Shares and Conversion Shares. Each Purchaser hereby covenants with the Company not to make any sale of the Shares or the Conversion Shares except either (a) a sale of Conversion Shares in accordance with the Registration Statement, in which case the Purchaser covenants to comply with the requirement of delivering a current prospectus, (b) a sale of Shares, or Conversion Shares in accordance with Rule 144, in which case the Purchaser covenants to comply with Rule 144, or (c) subject to such conditions as the Company in its sole discretion shall impose, in accordance with another exemption from the registration requirements of the Securities Act. Each Purchaser further acknowledges and agrees that such Shares and Conversion Shares are not transferable on the books of the Company unless the certificate submitted to the Company's transfer agent evidencing such Shares or Conversion Shares is accompanied by such additional certification, documentation or information as the Company in its sole discretion shall require in order to effect such sale in accordance with the Registration Statement, Rule 144 or such other exemption from the registration requirements of the Securities Act.

      9. Miscellaneous

      9.1 Waivers and Amendments. The terms of the Agreement may be waived or amended with the written consent of the Company and the record holders of more than 50% of the Conversion Shares issued or issuable upon conversion of the Shares, the terms of the Agreement may be waived or amended and any such amendment or waiver shall be binding upon the Company and all holders of Shares or Conversion Shares.

      9.2 Broker's Fee. Each Purchaser acknowledges that the Company intends to pay a fee to Salomon Smith Barney, Inc. or certain dealers selected by it in respect of the sale of the Shares to the Purchasers as described in the Memorandum. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchasers.

      9.3 Governing Law. The Agreement shall be governed in all respects by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles.

      9.4 Survival. The representations, warranties, covenants and agreements made in the Agreement shall survive any investigation made by the Company or the Purchasers and shall survive the Closing.

      9.5 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to the Agreement, provided, however, that the provisions hereof shall not inure to the benefit of subsequent holders of Shares or Conversion Shares purchasing pursuant to Section 8.3. Notwithstanding the foregoing, no Purchaser shall assign the Agreement without the prior written consent of the Company.

      9.6 Entire Agreement. The Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

      9.7 Indemnification of Escrow Agent. The Company and each of the Purchasers jointly and severally agree to indemnify and hold harmless Wilson, Sonsini, Goodrich & Rosati, Professional Corporation and all partners, employees, agents and affiliates thereof ("WSG&R") against any and all losses, claims, damages, liabilities, costs, expenses and disbursements (including fees and expenses of counsel) (collectively, "Losses") arising out of or in connection with WSG&R's services hereunder. Each of the Company and the Purchasers further agree that WSG&R shall not have any liability whatsoever (whether direct or indirect, in contract or tort or otherwise) to the Company or any Purchaser (or any party claiming through either of them) arising out of or in connection with its services hereunder. The Company and the Purchasers further agree that WSG&R shall be entitled to rely on their respective representations, warranties, covenants and agreements herein and pursuant hereto. The Company and the Purchasers acknowledge and agree that WSG&R is an intended third-party beneficiary of this Section 9.7.

      9.8 Notices, etc. All notices and other communications required or permitted under the Agreement shall be in writing and may be delivered in person, by telecopy, overnight delivery service or United States mail, addressed to the Company or the Purchasers, as the case may be, at their respective addresses set forth in the Agreement, or at such other address as the Company or the Purchasers shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of (a) actual receipt thereof by the person to whom notice is directed or (b) (i) in the case of notices and communications sent by personal delivery or telecopy, the time such notice or communication arrives at the applicable address or is successfully sent to the applicable telecopy number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication is sent, and (iii) in the case of notices and communications sent by United States mail, five days after such notice or communication is deposited in the United States mail.

      9.9 Severability of the Agreement. If any provision of the Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      9.10 Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      9.11 Further Assurances. Each party to the Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of the Agreement and the consummation of the transactions contemplated hereby.

      9.12 Expenses. The Company and each such Purchaser shall bear its own expenses incurred on its behalf with respect to the Agreement and the transactions contemplated hereby, including fees of legal counsel.

      9.13 Currency. All references to "dollars" or "$" in the Agreement shall be deemed to refer to United States dollars.

                                    *  *  *


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                                                                       EXHIBIT A


                       FORM OF CERTIFICATE OF DESIGNATIONS